                                                                    Exhibit 4.23
================================================================================

                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 29, 1999

                                  By and Among

                              TOKHEIM CORPORATION,

                          THE GUARANTORS NAMED HEREIN,

                                  As Issuers,


                                      and

                          BT ALEX. BROWN INCORPORATED

                     CREDIT LYONNAIS SECURITIES (USA) INC.

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                         GLEACHER NATWEST INTERNATIONAL

                             ABN AMRO INCORPORATED

                            PAINEWEBBER INCORPORATED

                                      and

                              SCHRODER & CO. INC.,

                             As Initial Purchasers

================================================================================

                                  $123,000,000

                  11 3/8 % SENIOR SUBORDINATED NOTES DUE 2008

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Definitions............................................................  1

2.   Exchange Offer.........................................................  4

3.   Shelf Registration.....................................................  8

4.   Additional Interest....................................................  9

5.   Registration Procedures................................................ 10

6.   Registration Expenses.................................................. 18

7.   Indemnification........................................................ 19

8.   Rule 144 and 144A...................................................... 22

9.   Underwritten Registrations............................................. 23

10.  Miscellaneous.......................................................... 23

     (a) No Inconsistent Agreements......................................... 23
     (b) Adjustments Affecting Registrable Securities....................... 23
     (c) Amendments and Waivers............................................. 24
     (d) Notices............................................................ 24
     (e) Successors and Assigns............................................. 25
     (f) Counterparts....................................................... 26
     (g) Headings........................................................... 26
     (h) Governing Law...................................................... 26
     (i) Severability....................................................... 26
     (j) Securities Held by the Company or Its Affiliates................... 26
     (k) Third Party Beneficiaries.......................................... 26
     (l) Judgment Currency.................................................. 26


                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement"), dated as of January 29, 1999, is being entered into by and among Tokheim Corporation, an Indiana corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereto as guarantors (the "Guarantors," and together with the Company, the "Issuers") and BT Alex. Brown Incorporated, Credit Lyonnais Securities (USA) Inc., First Chicago Capital Markets, Inc., Gleacher NatWest International, ABN AMRO Incorporated, PaineWebber Incorporated and Schroder & Co. Inc. (the "Initial Purchasers").

          This Agreement is being entered into in connection with the Purchase Agreement, dated January 26, 1999, by and among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $123,000,000 aggregate principal amount of the Company's 11 3/8% Senior Subordinated Notes due 2008 (the "Notes"), guaranteed on a senior subordinated basis by the Guarantors (the "Guarantees," and, together with the Notes, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Securities under the Purchase Agreement.

          The parties hereby agree as follows:

1.  Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          Additional Interest:  See Section 4(a) hereof.

          Advice:  See the last paragraph of Section 5 hereof.

          Agreement:  See the first introductory paragraph hereto.

          Applicable Period:  See Section 2(b) hereof.

          Closing Date:  The Closing Date as defined in the Purchase Agreement.

          Company:  See the first introductory paragraph hereto.

          Effectiveness Date:  The 150th day after the Issue Date.

          Effectiveness Period:  See Section 3(a) hereof.

          Event Date:  See Section 4(b) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Securities:  See Section 2(a) hereof.

          Exchange Offer:  See Section 2(a) hereof.

          Exchange Registration Statement:  See Section 2(a) hereof.

          Filing Date:  The 90th day after the Issue Date.

          Guarantees:  See the second introductory paragraph hereto.

          Guarantors: As of the date hereof, the subsidiaries of the Company listed on the signature pages hereto and, as of any other date, subsidiaries of the Company that are Guarantors under the Indenture as of such date.

          Holder:  Any holder of a Registrable Security or Registrable
Securities.

          Indemnified Person:  See Section 7(c) hereof.

          Indemnifying Person:  See Section 7(c) hereof.

          Indenture: The Indenture, dated as of January 29, 1999 by and among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers:  See the first introductory paragraph hereto.

          Inspectors:  See Section 5(o) hereof.

          Issue Date: The date on which the original Securities were sold to the Initial Purchasers pursuant to the Purchase Agreement.

          Issuers:  See the first introductory paragraph hereto.

          NASD:  See Section 5(s) hereof.

          Notes:  See the second introductory paragraph hereto.

          Participant:  See Section 7(a) hereof.

          Participating Broker-Dealer:  See Section 2(b) hereof.

          Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          Private Exchange:  See Section 2(b) hereof.

          Private Exchange Securities:  See Section 2(b) hereof.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement:  See the second introductory paragraph hereto.

          Records:  See Section 5(o) hereof.

          Registrable Securities: Each Security upon original issuance of the Securities and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Security upon original issuance thereof and at all times subsequent thereto, until in the case of any such Security, Exchange Security or Private Exchange Security, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(v) hereof is applicable, the Exchange Registration Statement) covering such Security, Exchange Security or Private Exchange Security, as the case may be, has been declared effective by the SEC and such Security (unless such Security was not tendered for exchange by the Holder thereof), Exchange Security or Private Exchange Security, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security, Exchange Security or Private Exchange Security, as the case may be, is sold in compliance with Rule 144, or (iii) such Security, Exchange Security or

Private Exchange Security, as the case may be, ceases to be outstanding for purposes of the Indenture.

          Registration Statement: Any registration statement of the Company and the Guarantors, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Notice:  See Section 2(c) hereof.


          Shelf Registration:  See Section 3(a) hereof.


          TIA:  The Trust Indenture Act of 1939, as amended.

          Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Securities and Private Exchange Securities (if any).

          Underwritten registration or underwritten offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.  Exchange Offer

          (a) The Issuers agree to file with the SEC no later than the Filing Date an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities (other than the Private Exchange Securities, if any) for a like aggregate principal amount of debt securities of the Company, guaranteed on a senior subordinated basis by the Guarantors, which are identical in all material respects to the Securities (the "Exchange Securities") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Securities (other than Private Exchange Securities, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuers agree to use their respective best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 195th day following the Issue Date. If after such Exchange Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is prevented by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of any of the Issuers within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which clause 2(c)(v) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Securities shall be included in the Exchange Registration Statement.

          (b) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

          The Issuers shall use their respective best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein for a period of 180 days after consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period"), in order to permit such Prospectus to be lawfully delivered by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities.

          If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company shall, upon the request of any of the Initial Purchasers, simultaneously with the delivery of the Exchange Securities in the Exchange Offer issue and deliver to the Initial Purchasers in exchange (the "Private Exchange") for such Securities held by the Initial Purchasers a like principal amount of debt securities of the Company, guaranteed on a senior subordinated basis by the Guarantors, that are identical in all material respects to the Exchange Securities (the "Private Exchange Securities") (and which are issued pursuant to the same indenture as the Exchange Securities) except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

          Interest on the Exchange Securities and the Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Issue Date.

          In connection with the Exchange Offer, the Issuers shall:

             (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

             (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

             (3) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

          As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

             (1) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

             (2) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

             (3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

          The Exchange Securities and the Private Exchange Securities may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that (1) the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.


          (c) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Issuers are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 195 days of the Issue Date, (iii) any holder of Private Exchange Securities so requests at any time after the consummation of the Private Exchange but within two years after the date hereof, (iv) the Holders of not less than a majority in aggregate principal amount of the Registrable Securities reasonably determine that the interests of the Holders would be materially adversely affected by consummation of the Exchange Offer or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act), then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") to the Trustee and in the case of clauses
(i), (ii) and (iv), all Holders, in the case of clause (iii), the Holders of the Private Exchange Securities and in the case of clause (v), the affected Holder, and shall file a Shelf Registration pursuant to
Section 3 hereof.



3.  Shelf Registration

          If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

          (a) Shelf Registration. The Issuers shall as promptly as reasonably practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Shelf Registration"). If the Issuers shall not have yet filed an Exchange Registration Statement, the Issuers shall use their respective best efforts to file with the SEC the Shelf Registration on or prior to the Filing Date. The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration.

          The Issuers shall use their respective best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration continuously effective under the Securities Act until the date which is three years from the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "Effectiveness Period"), or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration.

          (b) Withdrawal of Stop Orders. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their respective best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

          (c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

4.  Additional Interest

          (a) Each Issuer and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if any Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth below:

             (i) if neither the Exchange Registration Statement nor the Shelf Registration has been filed on or prior to the Filing Date, then, commencing on the 91st day after the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

             (ii) if neither the Exchange Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date, then, commencing on the 151st day after the Issue Date, Additional Interest shall accrue on the Securities included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; and

             (iii) if (A) the Issuers have not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 195th day after the Issue Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (unless all the Securities have been sold thereunder), then Additional Interest shall accrue (over and above any interest otherwise payable on such Securities) at a rate of 0.50% per annum for the first 90 days commencing on (x) the 196th day after the Issue Date with respect to the Securities validly tendered and not exchanged by the Issuers, in the case of (A) above, or (y) the day the Exchange Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on any affected Security may not exceed in the aggregate 1.00% per annum; and provided, further, that
(1) upon the filing of the Exchange Registration Statement or a Shelf Registration (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of Exchange Securities for all Securities tendered and not validly withdrawn (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) of this Section 4(a)), Additional Interest on the affected Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

          (b) The Issuers shall notify the Trustee within one business day after every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to clauses (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable to the Holders of affected Securities in cash semi-annually on each February 1 and August 1 (to the holders of record on the January 15 and July 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the affected Registrable Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.  Registration Procedures

          In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

          (a) Prepare and file with the SEC prior to the Filing Date a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Regis-tration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall, if requested, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall be deemed not to have used their respective best efforts to keep a Registration Statement effective during the Applicable Period if any of them voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless (i) such action is required by applicable law, (ii) such action is taken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers' obligations hereunder) including the acquisition or divestiture of a business or assets, or (iii) the Issuers comply with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers upon written notice by any such Participating Broker-Dealer of a resale the representations and warranties of any Issuer contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of which any Issuer is aware or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the determination by the Issuers that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use their respective best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters (if any), or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after any Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to such Registration Statement.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, each Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their re-spective best efforts to register or qualify such Registrable Securities (and to cooperate with selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

          (j) Use their respective best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the underwriter or underwriters, if any, to dispose of such Registrable Securities, except as may be required solely as a consequence of the nature of a selling Holder's business, in which case each Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company and
(ii) provide a CUSIP number for the Registrable Securities or Exchange Securities, as the case may be.

          (m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as reasonably requested by the managing un-derwriter or underwriters as permitted by Statement of Auditing Standards No. 71; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

          (o) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and use its best efforts to cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

          (q) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

          (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (s) Use their respective best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

          The Company may require each seller of Registrable Securities or Participating Broker-Dealer as to which any Registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The

Company may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

          Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.  Registration Expenses

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by any Issuer shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is re-quested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or sold by any Participating Broker-Dealer, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Issuers desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

          (b) The Issuers shall, jointly and severally, (i) reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements, not to exceed $25,000, of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement and (ii) reimburse reasonable out-of-pocket expenses (other than legal expenses) of Holders of Registrable Securities incurred in connection with the registration and sale of the Registrable Securities pursuant to a Shelf Registration or in connection with the exchange of Registrable Securities pursuant to the Exchange Offer.

7.  Indemnification

          (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities offered pursuant to a Shelf Registration Statement and each Participating Broker- Dealer selling Exchange Securities during the Applicable Period, the affiliates, directors, officers, agents, representatives and employees of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Securities or Exchange Securities, as the case may be, is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be required to indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Participant expressly for use therein or (ii) if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, unless the person asserting the claim failed to receive a copy of the Prospectus (as amended or supplemented) as a result of noncompliance by the Issuers with Section 5 of this Agreement.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless each Issuer, its directors and officers and each Person who controls any Issuer within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only (i) with reference to information furnished to the Company in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Securities giving rise to such obligations. In connection with any underwritten public offering, the underwriting agreement shall include customary indemnification of the Issuers by the underwriters.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the fail-ure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Securities sold by all such Participants and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or has been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

          (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of the exceptions provided therein), then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such In-demnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Securities, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.  Rule 144 and 144A

          Each of the Issuers covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time any of the Issuers is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information as is legally necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. Each of the Issuers further covenants for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

9.  Underwritten Registrations

          If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and reasonably acceptable to the Company.

          No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  Miscellaneous

          (a) No Inconsistent Agreements. No Issuer has entered, as of the date hereof, and no Issuer will, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. No Issuer has entered and no Issuer will enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to a Registration Statement.

          (b) Adjustments Affecting Registrable Securities. No Issuer will, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities.
Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly adversely affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          1. if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                     BT Alex. Brown Incorporated
                     Credit Lyonnais Securities (USA) Inc.
                     First Chicago Capital Markets, Inc.
                     Gleacher NatWest International
                     ABN AMRO Incorporated
                     PaineWebber Incorporated
                     Schroder & Co. Inc.
                       c/o BT Alex. Brown Incorporated
                       One Bankers Trust Plaza
                       130 Liberty Street
                       New York, New York  10006
                       Facsimile No:  (212) 250-7200
                       Attention:  Corporate Finance
                                   Department
          with a copy to:

                     Cahill Gordon & Reindel
                     80 Pine Street
                     New York, New York  10005
                     Facsimile No:  (212) 269-5420
                     Attention:  Michael A. Becker, Esq.

          2. if to the Initial Purchasers, at the address specified in Section 10(d)(1);

          3.  if to any Issuer, as follows:

                     Tokheim Corporation
                     P.O. Box 360
                     Fort Wayne, IN  46801
                     Facsimile No: (219) 484-1110
                     Attention:  Executive Vice President, Finance and
                                 Administration

          with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                     Suite 2100
                     Facsimile No: (312) 407-0411
                     Attention:  William R. Kunkel

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be in effect as delivery of a manually executed counterpart.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by any Issuer or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third Party Beneficiaries . Holders of Registrable Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons..

          (l)  Judgment Currency    Each (x) Issuer, jointly and severally,
hereby agrees to indemnify each Participant against any loss incurred by such person as a result of any judgment or order being given or made against any Participant and (y) Participant hereby agrees, severally and not jointly, to indemnify each Issuer, against any loss incurred by such person as a result of any judgment or order being given against any Issuer for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              TOKHEIM CORPORATION

                              By:
                                 -----------------------------
                                  Name:
                                  Title:

          The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

                              BT ALEX. BROWN INCORPORATED
                              CREDIT LYONNAIS SECURITIES (USA)   INC.
                              FIRST CHICAGO CAPITAL MARKETS, INC.
                              GLEACHER NATWEST INTERNATIONAL
                              ABN AMRO INCORPORATED
                              PAINEWEBBER INCORPORATED
                              SCHRODER & CO. INC.

                              BY:  BT ALEX BROWN INCORPORATED

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

          Each of the subsidiaries of the Company specified below agrees to become a party to this Registration Rights Agreement as a Guarantor as of the date hereof.

                              ENVIROTRONIC SYSTEMS, INC.

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              GASBOY INTERNATIONAL, INC.

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              MANAGEMENT SOLUTIONS, INC.

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              SUNBELT HOSE & PETROLEUM
                                  EQUIPMENT, INC.

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM AUTOMATION CORPORATION

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM EQUIPMENT CORPORATION

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM INVESTMENT CORP.

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM RPS, LLC

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                              TOKHEIM SERVICES, LLC

                              By:
                                 ----------------------------
                                  Name:
                                  Title: